IQST – IQSTEL Executing 2025 Plan Toward $15 Million EBITDA Run Rate in 2026 and $1 Billion Revenue Goal in 2027

IQSTEL has already identified acquisition targets as part of its two-pronged growth strategy.

New York, NY – August 25, 2025 – IQSTEL Inc. (NASDAQ: IQST) today announced the next stage of its growth strategy, setting an intermediate goal of reaching a $15 million EBITDA run rate in 2026 as part of its long-term plan to become a $1 billion revenue company by 2027.

Achieving this milestone matters because public companies in IQSTEL’s sector are typically valued at 10x to 20x EBITDA. If the market applies these valuation guidelines to IQSTEL, then at a $15 million EBITDA run rate the company could reach an implied market capitalization of $150 million to $300 million, representing a significant potential upside for shareholders as the company advances toward its $1 billion revenue target.

This goal is part of IQSTEL’s clear road map to growth:

1. $400 million revenue run rate – achieved, giving the company the critical mass needed to scale and improve the bottom line.

2. $15 million EBITDA run rate – in process, designed to significantly increase market capitalization.

3. $1 billion revenue in 2027 – the long-term target, positioning IQSTEL in the select group of billion-dollar companies and advancing into the big leagues of the tech space.

To achieve these goals, IQSTEL will execute a two-pronged “pincer strategy”:

1.    Strategic Acquisitions – The company is pursuing 2–3 key acquisitions, with each target expected to add approximately $5 million in EBITDA run rate to the company’s bottom line. IQSTEL has already identified potential targets and plans to begin discussions later this year about joining its high-margin, high-technology global business platform. To finance these acquisitions, the company’s primary plan is to use a combination of traditional commercial bank debt and preferred shares as a first option, a structure designed to increase value for common shareholders while preserving financial strength and flexibility

2.    Operational Streamlining – In parallel, IQSTEL is focusing on efficiencies across its existing operations. These initiatives, already underway, are designed to further strengthen margins and contribute directly to the company’s EBITDA run rate growth.

“Our company is in fantastic shape,” said Leandro Iglesias, CEO of IQSTEL. “The execution of our 2025 plan sets us firmly on the path to deliver a $15 million EBITDA run rate by 2026, a crucial step toward our $1 billion revenue goal for 2027. We are confident that our dual strategy of targeted acquisitions and operational efficiencies will create significant long-term value for our shareholders.”

“Adding to this momentum, around 12 institutional investors now hold approximately 4% of IQSTEL’s shares — just 120 days after our uplisting to Nasdaq. ‘We are very proud of this achievement, which validates market confidence in IQSTEL’s strategy and future growth,’ added Iglesias.” Visit: https://www.nasdaq.com/market-activity/stocks/iqst/institutional-holdings

Supporting this trajectory, Litchfield Hills Research recently reaffirmed its $18 price target for IQSTEL following its review of the company’s Q2 2025 Form 10-Q filing. Read the full report here: https://shre.ink/te9s

IQSTEL feels very confident that its proposal for new acquisitions will be well received once potential partners understand how the expected EBITDA run rate increases can directly impact market capitalization, while at the same time increasing shareholder value and creating a fantastic upside for partners, shareholders, and investors alike. This is not just a plan on paper — it is being reinforced by independent research validation and growing institutional support. In fact, just 120 days after its Nasdaq uplisting, around 12 institutional holders have already taken positions representing 4% of the company — and this is only the beginning.

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a multinational technology company providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

•  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

•  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

•  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com